CONSENT OF COUNSEL

    We consent to the reference to our Firm under the heading “Counsel and Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Daily Income Fund as filed with the Securities and Exchange Commission on or about May 27, 2010.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
May 27, 2010